As filed with the United States Securities and Exchange Commission on July 18, 2007

Registration No. 333-138882

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ECC Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	84-1642470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2040 Main Street, Suite 800

Irvine, California 92614

(949) 955-8700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven G. Holder

Chief Executive Officer

2040 Main Street, Suite 800

Irvine, California 92614

(949) 955-8700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

DEREGISTRATION OF SECURITIES

On December 4, 2006, the U.S. Securities and Exchange Commission declared effective the Registration Statement on Form S-3, SEC File No. 333-138882 (the “Registration Statement”). The registrant has terminated the offering contemplated by the Registration Statement because the registrant has been released of its obligations under the Registration Rights Agreement dated as of February 14, 2005, among the registrant, Friedman, Billings, Ramsey Group, Inc. and Milestone Advisors, LLC. Accordingly, the registrant is filing this Post-Effective Amendment No. 1 to deregister, as of the effective date of this Post-Effective Amendment No. 1, all of the common stock registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 18th day of July, 2007.

ECC Capital Corporation

By	/s/ Roque A. Santi
Roque A. Santi
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

* Steven G. Holder	Chief Executive Officer and Chairman (Principal Executive Officer)	July 18, 2007

/s/ Roque A. Santi Roque A. Santi	President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 18, 2007

* James R. Brazil	Director	July 18, 2007

* William Jacoby	Director	July 18, 2007

* James O. Rollans	Director	July 18, 2007

*By:	/s/ Roque A. Santi
Roque A. Santi Attorney-in-Fact